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EXHIBIT 10.23

INDEMNITY AGREEMENT

        THIS INDEMNITY AGREEMENT (this "Agreement") is between DUPONT PHOTOMASKS, INC., a Delaware corporation (the "Corporation"), and the person named on the signature page of this Agreement (the "Indemnitee"), and is effective as of the date the Indemnitee becomes or became a director or executive officer of the Corporation.

        W I T N E S S E T H:

        WHEREAS, Indemnitee is a member of the Board of Directors of the Corporation (the "Board of Directors"), or has been appointed by the Board of Directors as an executive officer of the Corporation, and in such capacity is performing a valuable service for the Corporation; and

        WHEREAS, Indemnitee is willing to serve, continue to serve, and take on additional service for or on behalf of the Corporation, subject to certain conditions, including without limitation, the execution and performance of this Agreement by the Corporation; and

        WHEREAS, it is intended that Indemnitee shall be paid promptly by the Corporation all amounts necessary to effectuate in full the indemnity provided herein;

        NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

        1.     SERVICES BY INDEMNITEE. Indemnitee agrees to serve as a director or executive officer, as the case may be, of the Corporation so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Certificate of Incorporation ("Charter") and By-Laws ("By-Laws") of the Corporation and until such time as he or she resigns or fails to stand for election or is removed from his or her position in accordance with such Charter and By-Laws. Indemnitee may at any time and for any reason resign or be removed from such position. The provisions of this Agreement are subject to any other obligation imposed by operation of law and subject to any applicable provisions of the Charter or By-Laws.

        2.     INDEMNIFICATION. The Corporation shall indemnify the Indemnitee to the fullest extent allowed by applicable law now in effect and, if applicable law is amended to allow for greater indemnification rights of Indemnitee, in effect in the future, against Expenses and Liabilities incurred because he or she is or was a director or executive officer of the Corporation, or is or was serving or had agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, or other business entity or enterprise, or because of anything done or not done by Indemnitee in such capacity. Without limiting the generality of the foregoing, the Corporation shall indemnify Indemnitee whenever he or she is or was a party or is threatened to be made a party to any Proceeding, including without limitation any such Proceeding brought by or in the right of the Corporation, because he or she is or was a director or executive officer of the Corporation, or is or was serving or had agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, or other business entity or enterprise, or because of anything done or not done by Indemnitee in such capacity, against Expenses and Liabilities actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding, including the costs of any investigation, defense, settlement or appeal; provided that, such Indemnitee acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal Proceeding, had no reasonable cause to believe that such conduct was unlawful; and except that with respect to a Proceeding brought by or in the right of the Corporation, no indemnification shall be made with respect to any claim, issue or matter if Indemnitee was finally adjudged by a court of competent jurisdiction to be liable to the Corporation or for amounts paid in settlement to the Corporation unless and to the extent that the court in which the suit was brought or other court of competent jurisdiction determines that Indemnitee is entitled to indemnification for such amounts as the court deems proper. The Corporation shall also indemnify Indemnitee against Expenses incurred in connection with any Proceeding to enforce a right to indemnification under this Agreement unless it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled to indemnification hereunder. The Corporation shall also indemnify Indemnitee to the extent that Indemnitee is a witness in any Proceeding to which Indemnitee is not a party, if Indemnitee is a witness by reason of the fact that he or she is or was a director or executive officer of the Corporation, or is or was serving or had agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, or other business entity or enterprise, or because of anything done or not done by Indemnitee in such capacity. If and to the extent Indemnitee is at any time an employee, officer, director or trustee of a subsidiary of the Corporation, or an employee benefit plan of the Corporation or any of its subsidiaries, he or she shall be deemed to be serving in such capacity at the request of the Corporation. The termination of any third party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

        3.     REIMBURSEMENT OR ADVANCEMENT OF EXPENSES. Expenses shall be paid on behalf of Indemnitee by the Corporation in advance of the final disposition of the applicable Proceeding upon receipt of a written undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Agreement; provided that Indemnitee shall not be entitled to have Expenses reimbursed or advanced with respect to any Proceeding that Indemnitee initiated as the plaintiff (including to enforce rights under this Agreement) unless specifically authorized as provided in Section 5. For purposes of this Agreement, any counterclaim or cross claim by Indemnitee against the Corporation in any Proceeding shall be treated as a Proceeding that Indemnitee initiated as the plaintiff. The financial ability of Indemnitee to make a repayment contemplated by this Section shall not be a prerequisite to the reimbursement or advancement of Expenses, except with respect to any reimbursement or advance of Expenses with respect to any Proceeding that Indemnitee initiated as the plaintiff and for which reimbursement or advancement of Expenses is authorized as provided in Section 5. Expenses incurred by or on behalf of Indemnitee that are required to be reimbursed or advanced shall be reimbursed or advanced from time to time by the Corporation to Indemnitee within thirty (30) days after the Corporation's receipt of a written request for reimbursement or advancement thereof, whether prior to or after final disposition of a Proceeding. The written request for reimbursement or advancement of any and all Expenses under this Section shall contain reasonable detail of the Expenses incurred or to be incurred by Indemnitee. Upon payment of any amounts under this Agreement, the Corporation shall be subrogated to the rights of the Indemnitee against any insurance carrier in respect of such amounts. The Indemnitee agrees to cooperate with the Corporation to assist it in enforcing such rights.

        4.     INSURANCE AND FUNDING. The Corporation may purchase and maintain directors and officers insurance in such amounts as approved by the Board of Directors to protect Indemnitee against any Expenses and Liabilities in connection with any Proceeding to the fullest extent permitted by applicable laws. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification or advancement of Expenses as provided in this Agreement.

        5.     PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

        (a)   Whenever Indemnitee believes that he or she is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit to the Corporation a written request for indemnification. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee to support his or her claim for indemnification, including the undertaking required by Section 3 in the case of a request for reimbursement or advancement of Expenses in advance of the final disposition of the applicable Proceeding. Indemnitee shall submit such claim for indemnification within a reasonable time not to exceed one year after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, final termination or other disposition or partial disposition of any Proceeding, whichever is the later date for which Indemnitee requests indemnification. In the case of any request for reimbursement or advancement of Expenses incurred in advance of the final disposition of a Proceeding other than a Proceeding that Indemnitee initiated as a plaintiff, or in the case of a request for reimbursement or advancement of Expenses as a witness as provided in Section 2, the Chairman of the Board, the President or the Secretary or other appropriate officer shall cause the Corporation to honor such request if such officer determines that the amounts requested have been or will be actually and reasonably incurred. In the case of any other request, the Chairman of the Board, the President or the Secretary or other appropriate officer shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board of Directors in writing that Indemnitee has made such request. Determination of Indemnitee's entitlement to indemnification as set forth in such written request shall be made in accordance with the remaining provisions of this Section 5.

        (b)   If the indemnification request relates to reimbursement or advancement of Expenses incurred or to be incurred in advance of the final disposition of a Proceeding that Indemnitee initiated as a plaintiff, the determination whether to honor such request (unless ordered by a court) shall be made, not later than ninety (90) days after the Corporation's receipt of the written request for indemnification, by a majority vote of the Disinterested Directors or, if there are no Disinterested Directors or if a majority of Disinterested Directors so directs, by Independent Legal Counsel in a written opinion. The person or persons making such decision may require that the Indemnitee furnish to the Corporation evidence of financial ability of Indemnitee to make a repayment contemplated by Section 3 or security for such repayment.

        (c)   If the indemnification request relates to any other matter, the determination whether to honor such request (unless ordered by a court) shall be made, not later than ninety (90) days after the Corporation's receipt of the written request for indemnification, by a majority vote of the Disinterested Directors or, if there are no Disinterested Directors or if a majority of Disinterested Directors so directs, by Independent Legal Counsel in a written opinion.

        (d)   Unless otherwise provided by applicable law, in any Proceeding to enforce a right to indemnification under this Agreement, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification, and there shall be a rebuttable presumption that the Indemnitee is entitled to indemnification hereunder.

        (e)   Notwithstanding any other provision of this Agreement, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which the applicable Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery or such other court shall deem proper.

        6.     FEES AND EXPENSES OF INDEPENDENT LEGAL COUNSEL. The Corporation agrees to pay the reasonable fees and expenses of Independent Legal Counsel should such counsel be retained to make a determination of Indemnitee's entitlement to indemnification pursuant to Section 5 of this Agreement.

        REMEDIES OF INDEMNITEE.

        (a)   In the event that (i) a determination pursuant to Section 5 hereof is made that Indemnitee is not entitled to indemnification, (ii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iii) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication of his or her rights in an appropriate court of the State of Delaware. The Corporation shall not oppose Indemnitee's right to seek any such adjudication.

        (b)   In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 5 hereof, the decision in the judicial proceeding provided in paragraph (a) of this Section 7 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that he or she is not entitled to indemnification.

        (c)   If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 5 hereof or otherwise pursuant to the terms of this Agreement, the Corporation shall be bound by such determination in the absence of (i) a misrepresentation of a material fact by Indemnitee or (ii) a specific finding (which has become final) by an appropriate court of the State of Delaware that all or any part of such indemnification is expressly prohibited by law.

        (d)   In any court proceeding pursuant to this Section 7, the Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

        8.     MODIFICATION, WAIVER, TERMINATION AND CANCELLATION. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

        9.     NOTICE BY INDEMNITEE AND DEFENSE OF CLAIM. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission to so notify the Corporation will not relieve it from any liability for Expenses or Liabilities which it may have to Indemnitee under the terms of this Agreement except to the extent such omission prejudices the Corporation's rights, in which case the Corporation will be relieved from liability for Expenses or Liabilities only to the extent of such prejudice; provided, however, no such omission will relieve the Corporation from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

        (a)   The Corporation will be entitled to participate therein at its own expense; and

        (b)   The Corporation jointly with any other indemnifying party will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee, unless there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

        (i) The employment of counsel by Indemnitee has been authorized by the Corporation;

        (ii) The Corporation shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence; in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

        (c)   The Corporation shall not settle any Proceeding in any manner which would impose any Liability or limitation on Indemnitee without Indemnitee's written consent.

        10.   NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

        (a)   If to Indemnitee, to the address set forth below his or her signature.

        (b)   If to the Corporation, to:

    DuPont Photomasks, Inc.
    131 Old Settlers Blvd.
    Round Rock, Texas 78664
    Attn: General Counsel

        or such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

        11.   NONEXCLUSIVITY. The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under the General Corporation Law of the State of Delaware, the Articles or By-Laws, or any agreements, vote of stockholders, resolution of the Board of Directors or otherwise.

        CERTAIN DEFINITIONS.

        "Disinterested Director" shall mean a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

        "Expenses" shall include all direct and indirect costs (including, without limitation, attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Indemnitee for which he or she is otherwise not compensated by the Corporation) actually and reasonably incurred in connection with a Proceeding or establishing or enforcing a right to indemnification under this Agreement, the Corporation's Charter and By-Laws applicable law or otherwise; provided, however, that "Expenses" shall not include any Liabilities.

        "Indemnification Period" shall mean the period of time during which Indemnitee shall continue to serve as a director or as an officer of the Corporation, and thereafter so long as Indemnitee shall be subject to any possible Proceeding arising out of acts or omissions of Indemnitee as a director or as an officer of the Corporation.

        "Independent Legal Counsel" shall mean any person or firm who is licensed to practice law within the jurisdiction of the United States or any state thereof (including the District of Columbia) and who is in good standing of all applicable bar associations of which he is a member and who, under the applicable standards of professional conduct then prevailing, would not have a conflict in representing either the Corporation or the Indemnitee in an action to determine Indemnitee's rights under this Agreement.

        "Liabilities" shall mean liabilities of any type whatsoever including, but not limited to, any judgments, convictions, fines, ERISA or Internal Revenue Code excise taxes and penalties, penalties and any other amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

        "Proceeding" shall mean any threatened, pending or completed action, claim, suit, order, arbitration, settlement, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, including any appeal therefrom.

        13.   BINDING EFFECT, DURATION AND SCOPE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as a director or as an officer. This Agreement supersedes and replaces any and all Indemnity Agreements previously executed by the Corporation and Indemnitee (the "Prior Indemnity Agreements") and is retroactive to the earliest effective date of any Prior Indemnity Agreement. All Expenses, Liabilities and Proceedings incurred or arising during the term of any Prior Indemnity Agreement shall be subject to the terms and conditions of this Agreement rather than any Prior Indemnity Agreement.

        14.   SEVERABILITY. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

        (a)   the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

        (b)   to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

        15.   GOVERNING LAW AND INTERPRETATION OF AGREEMENT. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. If the laws of the State of Delaware are hereafter amended to permit the Corporation to provide broader indemnification rights than said laws permitted the Corporation to provide prior to such amendment, the rights of indemnification and advancement of Expenses conferred by this Agreement shall automatically be broadened to the fullest extent permitted by the laws of the State of Delaware, as so amended. The Corporation shall not be liable under this Agreement to make any payment that is prohibited by law, including reimbursement of Indemnitee for his or her liability to the Corporation under Section 15(b) of the Securities Exchange Act of 1934.

        16.   CONSENT TO JURISDICTION. The Corporation and Indemnitee each irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

        17.   ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understanding between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 11 hereof.

        18.   COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

DUPONT PHOTOMASKS, INC.	INDEMNITEE
By:	Signature of Director or Executive Officer
Name:	Printed Name:
Address:
Title:

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  EXHIBIT 10.23
INDEMNITY AGREEMENT